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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                 April 5, 2001


                                LANTRONIX, INC.
                                ______________
            (Exact name of registrant as specified in its charter)



       Delaware                         333-37508                33-0362767
------------------------------        --------------         -----------------
(State or other jurisdiction            (Commission            (IRS Employer
of incorporation)                       File Number)         Identification No.)

                            15353 Barranca Parkway
                                  Irvine, CA
                                     92618

                   (Address of Principal Executive Offices)
                                  (Zip Code)

      Registrant's telephone number, including area code: (949) 453-3990


              ________________________________________________
         (Former name or former address, if changed since last report)


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Item 5.  Other Events

         On March 21, 2001, Lantronix, Inc. ("Lantronix") announced it had entered into an agreement whereby pursuant to an Agreement and Plan of Reorganization, dated as of March 21, 2001 (the "Agreement"), by and among Lantronix, Premise Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Lantronix ("Merger Sub"), Premise Systems, Inc., an Iowa corporation ("Premise"), certain principal shareholders of Premise (the "Principal Shareholders"), Chase Manhattan Bank and Trust Company, National Association, as escrow agent and James A.S. Lewis, as shareholder agent, Lantronix will acquire Premise through the statutory merger of Premise with and into Merger Sub. In addition, Lantronix has agreed to invest Two Million Dollars ($2,000,000) in Premise in return for shares of Premise's Series A Preferred Stock.

         A copy of the Agreement, excluding the schedules and exhibits thereto, is included herein as Exhibit 5.1. Such Agreement is incorporated by reference into this Item 5.



Item 7.     Financial Statements and Exhibits

    (c)     Exhibits

            The following exhibits are filed herewith:

            5.1 Agreement and Plan of Reorganization, dated March 21, 2001, by and among Lantronix, Inc., Premise Acquisition Corporation, Premise Systems, Inc., certain principal shareholders of Premise Systems, Inc., Chase Manhattan Bank and Trust Company, National Association and James A.S. Lewis.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LANTRONIX, INC.


Date: April 5, 2001               By: /s/  Steven V. Cotton
                                      -----------------------------
                                      Steven V. Cotton
                                      Chief Financial Officer

                                      -3-
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                                 EXHIBIT INDEX
                                 -------------

         5.1 Agreement and Plan of Reorganization, dated March 21, 2001, by and among Lantronix, Inc., Premise Acquisition Corporation, Premise Systems, Inc., certain principal shareholders of Premise Systems, Inc., Chase Manhattan Bank and Trust Company, National Association and James A.S. Lewis.

                                      -4-